As filed with the Securities and Exchange Commission on November 30, 1994

                                                   Registration No.:  33-


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                                    ___________

                                     FORM S-8

                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933
                                    ___________

                         CADMUS COMMUNICATIONS CORPORATION
                (Exact name of issuer as specified in its charter)

         Virginia                                        54-1274108
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                        6620 West Broad Street, Suite 500
                            Richmond, Virginia  23230
           (Address of principal executive offices, including zip code)

      CADMUS COMMUNICATIONS CORPORATION 1990 LONG TERM INCENTIVE STOCK PLAN
                                       AND
                            CADMUS THRIFT SAVINGS PLAN
                             (Full name of the Plans)
                                                          Copy to:
       BRUCE V. THOMAS, ESQUIRE                 JEAN PENICK WATKINS, Esquire
    Vice President, General Counsel                   Mays & Valentine
             and Secretary                     22nd Floor, NationsBank Center
   6620 West Broad Street, Suite 500                    P.O. Box 1122
       Richmond, Virginia  23230                  Richmond, Virginia  23208
            (804) 287-5690
  (Name, address and telephone number
         of agent for service)
                                   ___________

    Approximate date of proposed commencement of sales pursuant to the Plans:
                Upon effectiveness of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                       Proposed       Proposed
                                        Maximum        Maximum
 Title of Securities  Amount to be  Offering Price    Aggregate         Amount of
  to be Registered    Registered(1)  Per Share(2) Offering Price(2) Registration Fee
    Common Stock
   $.50 par value       1,130,000       $16.25       $18,362,500        $6,331.90

 Interests in Cadmus  Indeterminate
 Thrift Savings Plan


     (1)This registration statement relates to the registration of shares of the Registrant's Common Stock under two plans, as follows: (i) 380,000 shares under the Registrant's 1990 Long Term Incentive Stock Plan and (ii) 750,000 shares under the Cadmus Thrift Savings Plan (collectively, referred to as the "Plans"). In addition to the 750,000 shares of Common Stock being registered for the Cadmus Thrift Savings Plan, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to such plan.

     (2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of $16.25 per share, the closing price on the NASDAQ National Market System of the Registrant's shares on November 28, 1994 as reported in The Wall Street Journal.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     Cadmus Communications Corporation (the "Company") will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's shareholders generally, also will be furnished to all employees eligible to participate in the Plans.

     The Company and the Cadmus Thrift Savings Plan hereby incorporate herein by reference the following documents filed by the Company with the Commission:

     (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1994, filed pursuant to Section 13 of the 1934 Act;

     (b) Quarterly Report on Form 10-Q for the Quarter September 30, 1994 filed pursuant to Section 13 of the 1934 Act; and

     (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, and any amendment or report filed subsequent thereto for the purpose of updating such description.

     All documents filed by the Company and by the Cadmus Thrift Savings Plan after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's Common Stock offered hereby has been sold or which deregisters such Company Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The financial statements and schedules listed in the index on page 12 of the Company's 1994 Form 10-K Annual Report filed pursuant to Section 13 of the 1934 Act, all of which have been incorporated by reference into this Registration Statement, have been audited by Coopers & Lybrand, L.L.P., independent public accountants, for the fiscal year ended June 30, 1994, whose report thereon is incorporated in this Registration Statement by reference, and has been so incorporated herein by reference in reliance upon the report of Coopers & Lybrand, L.L.P. given upon their authority as experts in accounting and auditing.

     The legality of the Common Stock to be issued by the Company pursuant to the Plans has been passed upon for the Company by Mays & Valentine, NationsBank Center, 1111 East Main Street, P.O. Box 1122, Richmond, Virginia 23219. As of November 23, 1994, lawyers in the firm beneficially owned, directly or indirectly, 20,953 shares of the Company's Common Stock in the aggregate.


Item 6.  Indemnification of Directors and Officers.

     The Virginia Stock Corporation Act (the "Virginia Act") permits a corporation with shareholder approval to indemnify its officers and directors against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation as long as they have not engaged in willful misconduct or a knowing violation of a criminal law. Cadmus' Articles of Incorporation require Cadmus to indemnify its directors, and permit it to indemnify officers, in all such proceedings if they have not violated this standard of conduct.

     The Virginia Act places a limit on the liability of a director or officer in derivative and shareholder proceedings equal to the lesser of: (i) the amount specified in the corporation's articles of incorporation or shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the officer or director. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Cadmus' Articles of Incorporation, together with the Virginia Act, is accordingly to limit liability of directors and officers for money damages to one dollar in shareholder and derivative proceedings, as long as the required standard of conduct is met.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     An index of Exhibits appears at page II-6 hereof.

Item 9.  Undertakings.

     (1)   The undersigned hereby undertakes:

           a. To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 Provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

           b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


           c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, as amended (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned hereby undertakes to deliver or cause to be delivered, with the prospectus to each Participant to whom the prospectus is sent or given, a copy of its annual report to shareholders for its last fiscal year, unless such Participant otherwise has received a copy of such report, in which case the undersigned shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written or oral request of the Participant. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such Participant.

     (4) The undersigned hereby undertakes to transmit or cause to be transmitted to all Participants in the Company's 1990 Long Term Incentive Stock Plan and the Cadmus Thrift Savings Plan, who do not otherwise receive such material as shareholders of the undersigned, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the provisions set forth in Item 6 or otherwise, the undersigned has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered under the registration statement, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) Pursuant to Item 8(b) of Form S-8, the undersigned registrant undertakes that the Company will submit or has submitted the Cadmus Thrift Savings Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made, or will make, all changes required by the IRS in order to qualify the Cadmus Thrift Plan.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 28th day of November, 1994.

                                        CADMUS COMMUNICATIONS CORPORATION


                                       By  /s/ C. Stephenson Gillispie, Jr.

                                          C. Stephenson Gillispie, Jr.
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of November, 1994.

               Signature                                     Title

                                            President, Chief Executive Officer
  /s/ C. Stephenson Gillispie, Jr.          and Director (Principal Executive Officer)
     C. Stephenson Gillispie, Jr.

                                            Vice President and Chief Financial Officer
  /s/ Michael Dinkins                       (Principal Financial and Accounting Officer)
     Michael Dinkins

*/s/ Robert I. Dalton, Jr                   Director
     Robert I. Dalton, Jr.

*/s/ Frank Daniels, III                     Director
     Frank Daniels, III

*/s/ Lee P. Dudley                          Director
     Lee P. Dudley

*/s/ Price H. Gwynn, III                    Director
     Price H. Gwynn, III

*/s/ Frank G. Louthan, Jr.                  Director
     Frank G. Louthan, Jr.

*/s/ John D. Munford, II                    Director
     John D. Munford, II

*/s/ John C. Purnell, Jr.                   Director
     John C. Purnell, Jr.

*/s/ Russell M. Robinson, II.               Director
     Russell M. Robinson, II

*/s/ John W. Rosenblum                      Director
     John W. Rosenblum

*/s/ Wallace Stettinius                     Director
     Wallace Stettinius

*/s/ Bruce A. Walker                        Director
     Bruce A. Walker

*By:  /s/ C. Stephenson Gillispie, Jr.
          C. Stephenson Gillispie, Jr.
          Attorney-in-Fact

The Cadmus Thrift Savings Plan

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of the Cadmus Thrift Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on this 28th day of November 1994.

                                    CADMUS COMMUNICATIONS CORPORATION
                                    (as Plan Administrator)



                                    By:   /s/ C. Stephenson Gillispie, Jr.
                                          C. Stephenson Gillispie, Jr.
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit 4.1..............   Restated Articles of Incorporation of Cadmus
                            Communications Corporation, as amended (incorporated by reference to Exhibit 3.1 included in Cadmus'
                            Annual Report on Form 10-K for the year ended June
                            30, 1993).

Exhibit 4.2..............   Restated By-Laws of Cadmus Communications
                            Corporation (incorporated by reference herein to Exhibit 3.2 included in Cadmus' Annual Report on
                            Form 10-K for the year ended June 30, 1994).

Exhibit 4.3..............   Cadmus Communication Corporation 1990 Long Term
                            Incentive Stock Plan, as amended (incorporated by reference to Exhibit 10.6 included in Cadmus' Annual
                            Report on Form 10-K for the year ended June 30,
                            1994).

Exhibit 4.4..............   Cadmus Thrift Savings Plan, as restated effective
                            January 1, 1995, filed herewith.

Exhibit 4.5..............   Trust Agreement for the Cadmus Thrift Savings Plan,
                            filed herewith.

Exhibit 5................   Opinion of Mays & Valentine dated November 29, 1994,
                            with respect to the validity of the common stock offered pursuant to the Plans, filed herewith.

Exhibit 23.1.............   Consent of Coopers & Lybrand, L.L.P., Independent
                            Public Accountants dated November 29, 1994, filed herewith.

Exhibit 23.2.............   Consent of Mays & Valentine contained in their
                            opinion filed as Exhibit 5 hereto.

Exhibit 24.1.............   Powers of Attorney of Directors of Cadmus
                            Communications Corporation relating to the 1990 Long
                            Term Incentive Stock Plan, filed herewith.

Exhibit 24.2.............   Powers of Attorney of Directors of Cadmus
                            Communications Corporation relating to the Cadmus
                            Thrift Savings Plan, filed herewith.